Exhibit 10.3
AMENDMENT TO EMPLOYMENT AGREEMENT
THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective as of June 30, 2023 (the “Amendment Effective Date”) by and between Crestwood Operations LLC (“Employer”) and John Black (“Employee”).
WHEREAS, Employer and Employee are parties to that certain Amended and Restated Employment Agreement effective on August 15, 2022, as amended by the 2023 Omnibus Amendment (as hereinafter defined), the “Employment Agreement”);
WHEREAS, Employer and Employee are parties to that certain 2023 Omnibus Amendment to Employment Agreement effective January 1, 2023 (as amended, the “2023 Omnibus Amendment”); and
WHEREAS, Employer and Employee desire to further amend the Employment Agreement in certain respects.
NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree that the Employment Agreement is hereby amended as follows, effective as of the Amendment Effective Date:
1.The Employment Agreement is hereby amended by adding the following language to the end of Section 3.3(b)(i) to be read as follows:
“During the period that Employee is entitled to receive severance payments pursuant to this Section 3.3(b), the Employer shall also provide medical benefits to Employee under terms and conditions that are not less favorable than are provided to executive officers of Employer; provided, however, that (X) Employee must elect to receive continuation of health insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA); (Y) Employee will be required to pay the amount that an active employee of Employer would pay to receive such coverage and Employer will be responsible for the employer portion of the insurance premium payments (which amount will be treated as imputed income to Employee); and (Z) Employer’s obligation to pay a portion of Employee’s COBRA premium shall cease on the first day of the month after Employer obtains reasonably comparable health care coverage from a subsequent employer or other source.”
2.All references in the Employment Agreement shall be deemed to refer to such agreement as amended.
3.Except as expressly amended hereby, the Employment Agreement, as amended, is unchanged and remains in full force and effect.
4.This Amendment is made part of, and is incorporated into, the Employment Agreement and is subject to all provisions therein (as amended hereby), including the amendments, waivers, construction, notices, governing law and entire agreement provisions thereof. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas without reference to principles of conflicts of laws.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the Effective Date.

EMPLOYER

    By:     /s/ Joel C. Lambert
        Joel C Lambert
        Executive Vice President

EMPLOYEE

By:    /s/ John Black

                        John Black
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